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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 Amendment No. 3 (No. 333-47693) of JWGenesis Financial Corp., of our report dated March 5, 1998, appearing on page F-2 of JW Charles Financial Services, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1997. We also consent to the use of our report dated April 16, 1998, on the financial statement of JWGenesis Financial Corp. as of January 16, 1998 included in this Registration Statement. We also consent to the references to us under the headings "Experts" in such Prospectus.

/s/ PRICE WATERHOUSE LLP

Tampa, Florida
May 12, 1998